                                 EXHIBIT 10.01


                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                           HELPMATE ROBOTICS, INC.,

                      HELPMATE ROBOTICS SUBSIDIARY, INC.

                                      AND

                                PAINCARE, INC.

                               TABLE OF CONTENTS


         1.  Plan of Reorganization..............................   1

         2.  Terms of Merger.....................................   2

         3.  Delivery of Shares..................................   9

         4.  Representations of PainCare.........................   9

         5.  Representations of HELP.............................  12

         6.  Closing.............................................  17

         7.  Conditions Precedent to the Obligations
             of PainCare.........................................  17

         8.  Conditions Precedent to the Obligation of
             HELP and HELP Sub...................................  19

         9.  Indemnification.....................................  20

        10.  Nature and Survival of Representations..............  22

        11.  Documents at Closing................................  22

        12.  Finder's Fees.......................................  23

        13.  Miscellaneous.......................................  24

Signature Page...................................................  26

Exhibit A -   Plan and Articles of Merger
Exhibit B -   PainCare Shareholder Schedule

                                      (i)

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

     This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of this 20th day of December, 2001, by and among Helpmate Robotics, Inc., a Connecticut corporation (hereinafter "HELP"); Helpmate Robotics Subsidiary, Inc., a newly-formed Connecticut corporation (hereinafter "HELP Sub"); and PainCare, Inc., a Nevada corporation (hereinafter "PainCare").

                                   RECITALS:

     WHEREAS, HELP desires to acquire PainCare as a wholly-owned subsidiary and to issue shares of HELP common stock to the shareholders of PainCare upon the terms and conditions set forth herein.

     WHEREAS, HELP Sub is a wholly-owned subsidiary corporation of HELP which shall be merged into PainCare, whereupon PainCare shall be the surviving corporation of said merger and shall become a wholly-owned subsidiary of HELP (HELP Sub and PainCare are sometimes collectively hereinafter referred to as the "Constituent Corporations").

     WHEREAS, the boards of directors of HELP and PainCare, respectively, deem it advisable and in the best interests of such corporations and their respective shareholders that HELP Sub merge with and into PainCare pursuant to this Agreement and the Plan and Articles of Merger in the forms attached hereto as Exhibit "A" and pursuant to applicable provisions of law (such transaction hereafter referred to as the "Merger").

     WHEREAS, HELP Sub has an authorized capitalization consisting of 20,000 shares of no par value common stock, of which 1,000 shares shall be issued and outstanding and owned by HELP as of the closing of the Merger. PainCare has an authorized capitalization consisting of 100,000,000 shares of common stock, $.001 par value ("PainCare Common Stock"), of which 7,555,357 shares are issued and outstanding, or reserved for issuance, as of the date hereof; and 10,000,000 authorized shares of "blank check" preferred stock, $.001 par value, of which none have been issued or are outstanding ("Preferred Stock"). All of said outstanding shares of PainCare Common Stock are owned by the shareholders of PainCare as set forth on the attached Exhibit "B" (hereafter "PainCare Shareholders").

     NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENT
                                   ---------

     1.   Plan of Reorganization.  The parties hereto do hereby agree that HELP
          ----------------------
Sub shall be merged with and into PainCare upon the terms and conditions set forth herein. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section

368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

              2.   Terms of Merger.  In accordance with the provisions of this
                   ---------------
Agreement and the requirements of applicable law, HELP Sub shall be merged with and into PainCare as of the Effective Date (the terms "Closing" and "Effective Date" are defined in Section 6 hereof). PainCare shall be the surviving corporation (hereinafter sometimes the "Surviving Corporation") and the separate existence of HELP Sub shall cease when the Merger shall become effective. Consummation of the Merger shall be upon the following terms and subject to the following conditions:


     (a)  Corporate Existence.


              (1) At the Effective Date, the Surviving Corporation shall continue its corporate existence as a Nevada corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Date, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

              (2) At the Effective Date, (i) the Articles of Incorporation and the By-laws of PainCare, as existing immediately prior to the Effective Date, shall be and remain the Articles of Incorporation and By-Laws of the Surviving Corporation; (ii) the members of the Board of Directors of PainCare holding office immediately prior to the Effective Date shall remain as the members of the Board of Directors of the Surviving Corporation (if on or after the Effective Date a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the By-laws of the Surviving Corporation); and (iii) until the Board of Directors of the Surviving Corporation shall otherwise determine, all persons who hold offices of the Surviving Corporation at the Effective Date shall continue to hold the same offices of the Surviving Corporation.

     (b)  Events Occurring at or Prior to Closing.

              (1) HELP shall have authorized 40,000,000 shares of common stock without par value.

              (2) HELP shall have 900,000 shares of its common stock issued and outstanding (taking into effect the reverse stock split described in this Agreement) and no other shares of capital stock issued or outstanding not taking into effect the shares to be issued under this Agreement.

              (3) HELP shall have and will demonstrate to the reasonable satisfaction of PainCare that it has no debts, taxes, liabilities, liens and/or judgments, contingent or fixed, in excess of amounts reserved to satisfy such items, and no material assets other than a minimum of $315,000 in cash in its bank accounts (net of amounts reserved as described above) (the "Help Cash"), subject to the provisions of the following sentence and
     Section 2(e)(8), which shall be available to and used as deemed appropriate by the new management of HELP. Notwithstanding the foregoing sentence if the contemplated transactions are not closed by December 31, 2001, the minimum amount of Help Cash shall be reduced to $300,000 and if the transactions are not closed by February 28, 2002, and the parties have agreed to extend such date pursuant to Section 13(c) below, the minimum amount of Help Cash will be reduced to $275,000 with reductions of $25,000 for equal calendar quarter thereafter that the transactions do not close. If the Help Cash at Closing is less than $315,000 (or such lesser amount as provided in the foregoing sentence), then the difference (the "Help Cash Shortfall") shall be retained by HELP (to be available to and used as deemed appropriate by the new management of HELP) from the Holdback Amount (as defined below) prior to any distribution of the Holdback Amount to Help Shareholders of record as of a record date prior to the Closing Date.

              Notwithstanding anything herein to the contrary, the provisions of this Section 2(b)(3) shall survive the Closing without limitation.

              (4) HELP shall effect a 22.19 to 1 reverse stock split, reducing its outstanding shares of common stock to 900,000 shares from 19,971,313 shares. All references herein to shares of common stock of HELP to be issued or as outstanding give effect to the 22.19 to 1 reverse split unless otherwise stated.

              (5) The resignation of the existing HELP officers and directors and the appointment of new officers and directors as directed by PainCare.

              (6) HELP will not have any options, warrants or other derivative instruments which may be converted to HELP capital stock.

     (c)  Conversion of Securities.


          As of the Effective Date and without any action on the part of HELP, HELP Sub, PainCare or the holders of any of the securities of any of these corporations each of the following shall occur:

              (1) Each share of PainCare Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into one share of HELP Common Stock up to a maximum aggregate amount of 7,600,000 shares of HELP Common Stock (the "Help Conversion Shares"). All such shares of PainCare Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3 hereof, certificates evidencing such number of shares of HELP Common Stock, respectively, into which such shares of PainCare Common Stock were converted. The holders of such certificates previously evidencing shares of PainCare Common outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of PainCare Common except as otherwise provided herein or by law;

          (2) Any shares of PainCare capital stock held in the treasury of PainCare immediately prior to the Effective Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

          (4) Each share of capital stock of HELP Sub issued and outstanding immediately prior to the Effective Date shall remain in existence as one share of common stock of the Surviving Corporation, all of which shall be owned by HELP;

          (5) The shares of HELP Common Stock previously issued and outstanding immediately prior to the Merger will remain outstanding, subject to the provisions of Section 2(b)(4) hereof, so that after conversion of the PainCare Common, HELP shall have no more than 8,500,000 shares of HELP Common Stock outstanding;

          (6) As of the Effective Date, HELP shall assume and then discharge, as required, the responsibilities of PainCare with respect to the following:

                 (i) Section 2.2.1 (with respect to the payment of and the issue of common stock upon the conversion of that certain $510,000 Debenture), Section 2.2.2 (with respect to the issuance, delivery, payment and the issue of common stock regarding the Installment Payments), Section 2.3 (with respect to capital adjustments affecting such Debenture, the underlying capital stock and the Installment Payments), and Section 2.5 (with respect to certain Registration Rights the underlying capital stock of the Debenture and the Installment Payments) with respect to that certain Share Purchase Agreement by and among PAINCARE, INC. a Nevada corporation (the "Buyer"), STAN SWARTZ, in trust for and on behalf of Stan Swartz, Allen Sloan and Jerry Paskowitz, and CAROL ROTHBART (each of Stan Swartz and Carol Rothbart are hereinafter referred to as a "Shareholder" and collectively, the "Shareholders"), ROTHBART PAIN MANAGEMENT CLINIC, INC., a corporation incorporated under the laws of the Province of Ontario (the "Company") and PETER ROTHBART dated December 1, 2000;

                 (ii) Sections 2.4.1 and 2.5 (with respect to the payment of and the issue of common stock upon the conversion of that certain $1,200,000 Debenture), Sections 2.4.2 and 2.5 (with respect to the issuance, delivery, payment and the issue of common stock upon the conversion of those certain Debentures regarding the Installment Payments), Section 2.5.1 (with respect to capital adjustments affecting such Debentures and the underlying capital stock), Section
          2.8 (with respect to certain Registration Rights the underlying capital stock), and Section 6.14 (with respect to the Conduct of Business Post-Closing) with respect to that certain Agreement and Plan of Merger by and among PAINCARE, INC., a

          Nevada corporation (the "Buyer"), Merrill Reuter, M.D. (the "Stockholder")and ADVANCED ORTHOPAEDICS OF SOUTH FLORIDA, INC., a Florida corporation (the "Company") Dated January 1, 2002;

                 (iii) Section 2.2.1 (with respect to the payment of and the issue of common stock upon the conversion of that certain $490,000 Debenture), Section 2.2.2 (with respect to the issuance, delivery, payment and the issue of common stock regarding the Installment Payments), Section 2.3 (with respect to capital adjustments affecting such Debenture, the underlying capital stock and the Installment Payments), and Section 2.5 (with respect to certain Registration Rights the underlying capital stock of the Debenture and the Installment Payments) with respect to that certain Agreement of Assignment of Beneficial and Proprietary Interest dated March 1, 2001, by and among PAINCARE, INC., a Nevada corporation (the "Buyer"), INTERFIDUCIA TRUST REG. in its capacity as trustee for and on behalf of LEXUS TRUST (the "Beneficial Owner"), ROTHBART PAIN MANAGEMENT CLINIC INC., a corporation incorporated under the laws of the Province of Ontario (the "Company"), NAOMI INVESTMENTS LIMITED, a corporation incorporated under the laws of Malta ("Holdco"), DR. PETER ROTHBART, CAROL ROTHBART AND STAN SWARTZ;

                 (iv) With respect to all duties, obligation and other matters required of PainCare including, without limitation, the obligation to issue, deliver, pay and issue common stock regarding conversions, issue warrants, and provide registration rights associated with or arising from that certain Series of 8% Convertible Notes which may be issued by PainCare in the aggregate amount of $500,000 issued pursuant to a series of Subscription Agreements beginning in September 2001;

                 (v) With respect to all duties, obligation and other matters required of PainCare including, without limitation, the obligation to pay compensation, fees and expenses, issue warrants, issue common stock upon the conversion of such warrants, and provide indemnification regarding that certain Placement Agent Letter Agreement by and between Sterling Financial Investment Group, Inc. (together with its affiliates, "Sterling")and PainCare dated July 25, 2001;

                 (vi) With respect to all duties, obligation and other matters required of PainCare including, without limitation, the obligation to pay compensation, fees and expenses, issue warrants, issue common stock upon the conversion of such warrants, and provide indemnification regarding that certain Capital Services Agreement dated August 21, 2001 by and between Vladimir Kravchenko ("Kravchenko") and PainCare;

                 (vii) With respect to all duties, obligation and other matters required of PainCare including, without limitation, the obligation to pay compensation, fees and expenses, issue stock, warrants and other securities, issue common stock upon the conversion of any derivative instruments, and provide indemnification regarding that certain Financial Advisory Service Agreement by and between Private Financing Group and PainCare dated June 11, 2001; and

                 (viii) With respect to all duties, obligation and other matters required of PainCare including, without limitation, the obligation to payments, issue common stock upon conversion and provide indemnification regarding that certain Future Advance 10% Convertible Debenture payable to Ron Riewold in the amount of $144,459 dated April 1, 2001.

          (7) As of the Effective Date, HELP shall assume and then discharge the responsibilities of PainCare with respect to all options to purchase PainCare Common Stock pursuant to PainCare's 2000 Stock Option Plan and PainCare's 2001 Stock Option Plan (the "Option Plans") or otherwise (the "Options") aggregating 5,000,000 option shares, whether granted, vested or unvested. The Option Plans shall be assumed by HELP. As of the Effective Date, each Option outstanding immediately prior to the Effective Date (an "Outstanding Option") shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option immediately prior to the Effective Date, such number of shares of HELP Common Stock as is equal to the number of shares of PainCare Common Stock subject to the unexercised portion of such Option. The exercise price per share of each assumed Option shall be equal to the exercise price of such Option immediately prior to the Effective Date. The term, exercisability, vesting schedule, status, character and other terms and conditions of the Options shall remain unchanged.

          (8) As of the Effective Date, HELP shall assume and then discharge the responsibilities of PainCare with respect to all warrants to purchase PainCare Common Stock pursuant to any warrant issued or other agreement entered into by PainCare (the "Warrants"), whether vested or unvested. The Warrants shall be assumed by HELP. As of the Effective Date, each Warrant outstanding immediately prior to the Effective Date (an "Outstanding Warrant") shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Warrant immediately prior to the Effective Date, such number of shares of HELP Common Stock as is equal to the number of shares of PainCare Common Stock subject to the unexercised portion of such Warrant. The exercise price per share of each assumed Warrant shall be equal to the exercise price of such Warrant immediately prior to the Effective Date. The term, exercisability, vesting schedule, status, character and other terms and conditions of the Warrants shall remain unchanged.

          Notwithstanding anything herein to the contrary, the provisions of this Section 2(c)(6)(7)(8) shall survive the Closing without limitation.

     (d) Other Matters.

          (1) Except as set forth in Section 2(e) of this Agreement, there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights issued in respect of HELP's Common Stock after the date hereof and there shall be no dividends paid on HELP's Common Stock after the date hereof, in each case through and including the

     Effective Date.

          (2) PainCare and HELP shall have received all requisite director and shareholder approval of all matters set forth herein and no shareholder of PainCare or HELP shall have exercised any dissenters rights under applicable corporate law.

          (3) HELP shall and will demonstrate to the satisfaction of PainCare that it has filed with the Securities and Exchange Commission ("SEC") a Joint Proxy and Registration Statement, on Form S-4 (the "Registration Statement") as required with respect to this transaction, and that the Closing of this transaction shall not occur until such time as such Registration Statement has been declared "effective" by the SEC.

          (4) HELP shall and will demonstrate to the satisfaction of PainCare that it has satisfied all requirements as may be required by the laws, rules and regulations of the State of Connecticut, the National Association of Securities Dealers ("NASD") and the SEC with respect to the transactions contemplated by the Definitive Agreements.

(e)  Holdback Distribution

     (1) On December 30, 1999, HELP completed the sale of substantially all of HELP's assets, subject to specified liabilities, to Pyxis Corporation ("Pyxis"). In consideration thereof, HELP received certain cash less the sum of $1,250,000.00 (such amount, together with any interest or other earnings thereon, and less distributions made to satisfy certain payment obligations of HELP being called the "Holdback Amount"), which is to be held in escrow for a period of two years following December 30, 1999, in order to settle potential indemnification claims by Pyxis and satisfy specified payment obligations of HELP to Pyxis.

     (2) The net cash heretofore received by HELP from Pyxis has been distributed to HELP's stockholders of record who were such on January 29, 2000. PainCare acknowledges that the (other than claims under Section 2(b)(3) above for the Help Cash Shortfall) neither the HELP Conversion Shares, nor shares issued pursuant to the Option Plan, nor any securities issued by HELP after the Effective Date, shall be entitled to any distributions to be made out of the Holdback Amount when, as and if the Holdback Amount, or any portion thereof, is released from escrow. Accordingly, the parties confirm this Agreement and agree to deal with the Hold back Amount as follows:

          (a) As a result of the Merger, the PainCare Shareholders and each subsequent holder of any of the HELP Conversion Shares, for themselves, and for the heirs, personal representatives, administrators, successors and assigns (each of the foregoing being referred to as a "Holder"), relinquish any and all rights to receive or participate in any dividend or distribution of any of the Holdback Amount (other than claims under Section 2(b)(3) above for the Help Cash Shortfall), when, if and in whatever manner such Holdback Amount is ever distributed upon the Common Stock of HELP (or any securities into which the Common Stock of HELP may be converted) whether by dividend, distribution in partial or complete liquidation of HELP, or otherwise (all of the foregoing being referred to as the "Holdback Distribution").

          (b) If any Holder receives any Holdback Distribution with respect to the Shares in violation of the provisions of this Agreement, the Holder shall hold such Holdback Distribution in trust for the benefit of HELP and such Holdback Distribution shall not be commingled with other funds or property of such Holder.

     (3) The provisions set forth in this Section 2(e) shall be binding upon and inure to the benefit of the PainCare Shareholders, HELP and their respective transferees, heirs, legal representatives, personal representatives, successors and assigns. The restrictions set forth in this Section 2(e)shall be applicable to all HELP Conversion Shares, including any securities into which the HELP Conversion Shares may be converted.

     (4) It is the intention of the parties hereto that (i) the restrictions upon the HELP Conversion Shares set forth in this Section 2(e) shall have the same force and effect as would similar restrictions set forth in the Bylaws and Certificate of Incorporation of HELP, and (ii) the HELP Conversion Shares shall not be deemed issued and outstanding in determining the number of shares of HELP's common stock issued and outstanding for purposes of calculating the pro rata distribution of
                                                      --- ----
          the Holdback Distribution to HELP's stockholders.

     (5) The provisions of this Section 2(e) may only be amended, modified or waived by (a) either (1) the affirmative vote of the holders of a majority of the issued and outstanding shares of HELP's common stock (other than the HELP Conversion Shares) at a duly constituted meeting of such stockholders or (2) a written consent of the holders of a majority of the issued and outstanding shares of HELP's common stock (other than the HELP Conversion Shares) in lieu of such a vote, and
          (b) the approval of the Board of Directors of HELP as it may exist from time to time subsequent to the Closing.

     (6) The provisions of this Section 2(e) shall survive the Closing without limitation.

     (7) Notwithstanding any provision to the contrary set forth above, HELP shall retain from the Holdback Amount, and shall make available to the new management of HELP, an amount equal to the Help Cash Shortfall, if any.

     3.   Delivery of Shares. On or as soon as practicable after the Effective
          ------------------
Date, PainCare will use its best efforts to cause the PainCare Shareholders to surrender for cancellation certificates representing their shares of PainCare Common Stock, against delivery of certificates representing the shares of HELP Common Stock for which the PainCare shares are to be converted in the Merger. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented an PainCare stock certificate shall be deemed for all corporate purposes to evidence ownership of the same number of shares of HELP Common Stock into which the PainCare certificate shall have been so converted.

     4.   Representations of PainCare. PainCare hereby represents and warrants
          ---------------------------
as follows, which warranties and representations shall also be true as of the Effective Date, all of which representations and warranties are qualified in their entirety by the information set forth in a certain PainCare Disclosure Schedule delivered by PainCare to HELP simultaneously with the delivery of this Agreement and which will be updated, if necessary, as of the Closing Date (the "PainCare Disclosure Schedule") and which shall be inclusive of the PainCare Subs (as hereafter defined) where reference is made to PainCare unless otherwise stated herein or in the PainCare Disclosure Schedules:

            (a) The PainCare Shareholders listed on the attached Exhibit "B" are the sole owners of record and beneficially of the issued and outstanding capital stock of PainCare. Exhibit B identifies the number of shares of PainCare Common and Preferred Stock owned of record and beneficially by each of the PainCare Shareholders as of the date of this Agreement. All options, warrants, or other rights to receive PainCare securities are described at Section 2(c)(6) of this Agreement. To the extent that the instruments and agreements described at Section 2(c)(6) do not currently contemplate the transactions provided in this Agreement, then prior to the Closing, PainCare shall enter into agreements with the securities holders described in Section 2(c)(6) providing that such securities holders will receive shares of Help common stock in place of the shares of PainCare common stock to which they are otherwise entitled.

            (b) The PainCare Common Stock and Preferred Stock constitutes duly authorized, validly issued shares of capital stock of PainCare, fully paid and nonassessable and are the only capital shares of PainCare outstanding.

            (c) The PainCare audited financial statements as of December 31, 2000 (the PainCare Audited Statements"), and the PainCare unaudited financial statements for the nine (9) month period ending September 30, 2001 (the "PainCare Unaudited Statements") (hereinafter collectively referred to as the "PainCare Financial Statements") which have been delivered to HELP are materially complete, accurate and fairly present the financial condition of the named entity as of the date thereof and the results of its operations for the periods covered. Other than as set forth in any schedule attached hereto, there are no material liabilities or obligations, either fixed or contingent, not disclosed in the PainCare Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations in the ordinary course of business; and no such contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of PainCare as reflected in the PainCare Financial Statements. PainCare has or will have at Closing, good title to all assets shown on the PainCare Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The PainCare Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto), saving certain footnotes and adjustments which have not been included and/or made with respect to the PainCare Unaudited Statements.

            (d) Since December 31, 2000, there have not been any material adverse changes in the financial position of PainCare except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of PainCare.

            (e) PainCare is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the PainCare Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against PainCare.

            (f) PainCare is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified except where the failure to so qualify would have no material negative impact on PainCare.

            (g) PainCare has, or by the Effective Date will have, filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Date.

            (h) PainCare has not materially breached any material agreement to which it is a party. PainCare has previously given HELP copies or access thereto of all material contracts, commitments and/or agreements to which PainCare is a party including all relationships or dealings with related parties or affiliates.

            (i) PainCare has no subsidiary corporations except for Advanced Ortheopedic of South Florida, Inc., PainCare Management Services, Inc. and PainCare Surgery Centers, Inc. (hereinafter the "PainCare Subs").

            (j) PainCare has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of HELP prior to the Effective Date, during reasonable business hours and on reasonable notice.

            (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which PainCare is a party and this Agreement has been duly authorized by all appropriate and necessary corporate action and PainCare, to the extent required, has obtained all necessary approvals or consents required by any agreement to which PainCare is a party.

            (l) Information provided by PainCare regarding PainCare and the PainCare Shareholders which is to be included in the Registration Statement will not at the time the Registration Statement becomes effective and as of the date of the PainCare shareholder meeting, and as of the date of any HELP shareholder meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

            (m) PainCare is in compliance with, and PainCare has operated any businesses previously owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. PainCare has not received notice of any noncompliance with respect to the foregoing.

            (n) Without limiting the foregoing, PainCare and any other person or entity for whose conduct PainCare is legally held responsible are in material compliance with all applicable federal, state, regional, local or provincial laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or control (collectively, "Environmental Laws"). Neither PainCare nor any other person or entity for whose conduct PainCare is legally responsible, has (i) received any notice, demand, request for information, or administrative inquiry relating to any violation of an Environmental Law or the institution of any suit, action, claim or proceeding alleging such violation or investigation by any governmental authority or any third party of any such violation, (ii) manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any hazardous substance on, under, from or at any of PainCare's properties or any other properties, (iii) become aware or received notice of the release or disposal of any hazardous substances in violation of any applicable Environmental Law, on, under or at any of PainCare's properties or any other properties, (iv) become aware or received notice of any actual or potential material liability on the part of PainCare for the response to or remediation of any hazardous substance at or arising from any of PainCare's properties or any other properties owned or operated by PainCare or any other person for whose conduct PainCare is legally responsible, or (v) become aware of or received notice of any actual or potential liability on the part of PainCare for the costs of response to or remediation of hazardous substances at or arising from any properties owned or operated by PainCare or any other person for whose conduct PainCare is or may be held responsible. For purposes of this Agreement, the term "hazardous substance" shall mean any toxic or hazardous materials or substances, including asbestos, buried contaminants, chemicals, flammable explosives, radioactive materials or petroleum and petroleum products and any substances defined as, or included in the definition of, "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any Environmental Law. No Environmental Law imposes any obligation upon PainCare arising out of or as a condition to any transaction contemplated hereby, including, without limitation, any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any governmental authority, the placement of any notice, acknowledgment, or covenant in any land records, or the modification of or provision of notice under any agreement, consent order, or consent decree.

            (o) Except as and to the extent specifically disclosed in this Agreement and those that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the PainCare Financial Statements, there is no basis for the assertion against PainCare of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect thereto. Except as set forth in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from PainCare to any employee, director or officer or former employee, director or officer of PainCare, (b) increase any benefits otherwise payable to any employee, director or officer or former employee, director or officer of PainCare, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

            (p) No patent, formula, process, trade secret, trademark, trade name, assumed name or copyright currently used by PainCare, including all intellectual property used in the operation of the business of PainCare (collectively, the "PainCare Intellectual Property"), infringes on any patent, copyright, trademark or other intellectual property right of any person, or violates the terms of any agreements related thereto, nor have there been any claims of infringement or to PainCare's knowledge, threatened against PainCare.

            (q) The representations and warranties by PainCare contained in this Agreement (as qualified by the PainCare Disclosure Statement) when taken as a whole do not contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. Except as specifically indicated elsewhere in this Agreement, all material documents about PainCare delivered by PainCare in connection herewith have been and will be complete originals, or exact copies thereof.

            (r) Assuming all consents and approvals described in this Agreement or in the PainCare Disclosure Statement have been obtained and assuming the appropriate filings and mailings described in this Agreement and the PainCare Disclosure Statement are made by PainCare under the Securities Act and with the Secretary of State of Nevada and Connecticut, the execution and delivery by PainCare of this Agreement and the closing documents and the consummation by PainCare of the transactions contemplated hereby do not and will not require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filing or notices the failure of which to make or obtain will not in the aggregate have a material adverse effect). PainCare is not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent or hinder the continued operation of the business of HELP and PainCare after the closing.

     5.   Representations of HELP and HELP Sub. HELP and the HELP Sub hereby
          -------------------------------------
jointly and severally represent and warrant as follows, each of which representations and warranties shall continue to be true as of the Effective Date and all of which representations and warranties are qualified in their entirety by the information set forth in a certain HELP Disclosure Schedule delivered by HELP to PainCare simultaneously with the delivery of this Agreement and which will be updated, if necessary, as of the Closing Date (the "HELP Disclosure Schedule")

            (a) As of the Effective Date, the shares of HELP Common Stock to be issued and delivered to the PainCare Shareholders hereunder will, when so issued and delivered, constitute duly authorized, validly and legally issued shares of HELP capital stock, fully-paid and nonassessable and free of all liens and encumbrances.

            (b) HELP has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of HELP and HELP Sub and by HELP as the sole shareholder of HELP Sub. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which HELP or HELP Sub is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to HELP, HELP Sub or their properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Certificate of Incorporation or by-laws of HELP or HELP Sub.

            (c)  HELP has delivered to PainCare a true and complete copy of its
(i) audited financial statements for the fiscal years ended December 31, 2000, 1999 and 1998, and unaudited interim financial statements for the period ended September 30, 2001, (the "HELP Financial Statements"). The HELP Financial Statements are complete, accurate and fairly present the financial condition of HELP as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The HELP audited financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of HELP as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. HELP Sub has no financial statements because it is currently being formed for the purpose of effectuating the Merger and it has no assets, liabilities, contracts or obligations of any kind other than as received or incurred in connection with its incorporation in Connecticut. HELP has no subsidiaries except for HELP Sub, and HELP Sub has no subsidiaries.

            (d) Since December 31, 2000, there have not been any material adverse changes in the financial condition of HELP. At Closing, HELP will have no material assets and no liabilities of any kind other than the Cash and its rights to the Holdback Amount.

            (e) Neither HELP nor HELP Sub is a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the HELP Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of HELP and HELP Sub, threatened or contemplated against or affecting HELP Sub, HELP, its management or its properties.

            (f) HELP and HELP Sub are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation; each has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

            (g) HELP and HELP Sub have filed all federal, state, county and local income, excise, property and other Tax (as defined below), governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the HELP Financial Statements for the payment of all Taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Neither HELP nor HELP Sub is delinquent or obligated for any Tax, penalty, interest, delinquency or charge. All Taxes which HELP nor HELP Sub is obligated to withhold from amounts owing to any employee, creditor or third party have been fully paid or properly accrued and will be satisfied from the cash assets including the Holdback Amount of HELP and the HELP Sub as they exist immediately prior to the Closing. The parties shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. For purposes of this Agreement, the term "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, capital stock, franchise, profits, payroll, employment, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, environmental, customs duties, value added, alternative or add-on minimum, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not.

            (h) HELP's authorized capital stock presently consists of: (i) 40,000,000 shares of Common Stock, without par value, of which 19,971,313 shares are presently issued and outstanding, not giving effect to the reverse split. HELP Sub's capitalization consists of 1,000,00020,000 shares of no par value common stock ("HELP Sub's Common Stock"), of which 1,000 shares outstanding, all of which owned by HELP, free and clear of all liens, claims and encumbrances. All outstanding shares of capital stock of HELP and HELP Sub are, or shall be at Closing, validly issued, fully paid and nonassessable. There are no existing options, calls, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either HELP or HELP Sub.

            (i) HELP and HELP Sub have (and at the Closing they will have) disclosed in writing all events, conditions and facts materially affecting the business, financial conditions or results of operations of either HELP or HELP Sub.

            (j) The corporate financial records, minute books, and other documents and records of HELP and HELP Sub have been made available to PainCare prior to the Closing.

            (k) HELP has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that HELP has breached in any material respect, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its properties is bound and the breach of which would have a material adverse effect upon HELP or its business or assets. HELP hereby represents that it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to PainCare all relationships or dealings with related parties or affiliates.

            (l) HELP has complied with the provisions for registration under the Securities Act of 1933 and all applicable blue sky laws in connection with all of its public stock offering. There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto.

          (m)  Intentionally omitted.

          (n) HELP is in compliance with, and HELP has operated any businesses previously owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. HELP has not received notice of any noncompliance with respect to the foregoing.

          (o) Without limiting the foregoing, HELP and any other person or entity for whose conduct HELP is legally held responsible are in material compliance with all applicable federal, state, regional, local or provincial laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or control (collectively, "Environmental Laws"). Neither HELP nor any other person or entity for whose conduct HELP is legally responsible, has (i) received any notice, demand, request for information, or administrative inquiry relating to any violation of an Environmental Law or the institution of any suit, action, claim or proceeding alleging such violation or investigation by any governmental authority or any third party of any such violation, (ii) manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any hazardous substance on, under, from or at any of HELP's properties or any other properties, (iii) become aware or received notice of the release or disposal of any hazardous substances in violation of any applicable Environmental Law, on, under or at any of HELP's properties or any other properties, (iv) become aware or received notice of any actual or potential material liability on the part of HELP for the response to or remediation of any hazardous substance at or arising from any of HELP's properties or any other properties owned or operated by HELP or any other person for whose conduct HELP is legally responsible, or (v) become aware of or received notice of any actual or potential liability on the part of HELP for the costs of response to or remediation of hazardous substances at or arising from any properties owned or operated by HELP or any other person for whose conduct HELP is or may be held responsible. For purposes of this Agreement, the term "hazardous substance" shall mean any toxic or hazardous materials or substances, including asbestos, buried contaminants, chemicals, flammable explosives, radioactive materials or petroleum and petroleum products and any substances defined as, or included in the definition of, "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any Environmental Law. No Environmental Law imposes any obligation upon HELP arising out of or as a condition to any transaction contemplated hereby, including, without limitation, any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any governmental authority, the placement of any notice, acknowledgment, or covenant in any land records, or the modification of or provision of notice under any agreement, consent order, or consent decree.

          (p) HELP has filed all required documents, reports and schedules with the SEC since it become subject to the reporting requirements of the Securities and Exchange Act of 1934 (collectively, the "HELP SEC Documents"). As of their
                                             ------------------
respective dates, the HELP SEC

Documents complied in all material respects with the requirements of the Securities Act, and, at the respective times they were filed, none of the HELP SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any notes thereto) of HELP included in the HELP SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of HELP as of the respective dates thereof and the results of its operations and its cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). HELP has not, since December 31, 2000, made any change in the accounting practices or policies applied in the preparation of financial statements.

          (q) Except as and to the extent specifically disclosed in this Agreement and those that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the HELP Financials, there is no basis for the assertion against HELP of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect thereto. Except as set forth in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from HELP to any employee, director or officer or former employee, director or officer of HELP, (b) increase any benefits otherwise payable to any employee, director or officer or former employee, director or officer of HELP, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

          (r) No patent, formula, process, trade secret, trademark, trade name, assumed name or copyright currently used by HELP, including all intellectual property used in the operation of the business of HELP (collectively, the "HELP Intellectual Property"), infringes on any patent, copyright, trademark or other intellectual property right of any person, or violates the terms of any agreements related thereto, nor have there been any claims of infringement or to HELP's knowledge, threatened against HELP.

          (s) HELP has no consultants or independent contractors to whom it is paying compensation for services. HELP has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, or prospects. For purposes of this Section, "material" means payment or performance of a contract, commitment, arrangement or understanding entered into in the ordinary course of business which is expected to (i) involve payments in excess of $3,000 per year, (ii) have a duration exceeding one (1) year, or (iii) any contract, commitment, arrangement or understanding entered into not in the ordinary course of business. Other than this Agreement and the transactions contemplated hereby, there are no outstanding contracts, commitments or bids, or services, development or sales proposals. There are no outstanding lease or purchase commitments of HELP.

          (t) The representations and warranties by HELP contained in this Agreement (as qualified by the HELP Disclosure Statement) when taken as a whole do not contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. Except as specifically indicated elsewhere in this Agreement, all material documents about HELP or the HELP Subsidiary delivered by HELP in connection herewith have been and will be complete originals, or exact copies thereof.

          (u) Assuming all consents and approvals described in this Agreement or in the HELP Disclosure Statement have been obtained and assuming the appropriate filings and mailings described in this Agreement and the HELP Disclosure Statement are made by HELP under the Securities Act and with the Secretary of State of Nevada and Connecticut, the execution and delivery by HELP of this Agreement and the closing documents and the consummation by HELP of the transactions contemplated hereby do not and will not require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filing or notices the failure of which to make or obtain will not in the aggregate have a material adverse effect). HELP is not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent or hinder the continued operation of the business of HELP and PainCare after the closing.

          (v) Information provided by HELP regarding HELP, the HELP Sub and its officers, directors and shareholders which is to be included in the Registration Statement will not at the time the Registration Statement becomes effective and as of the date of the PainCare shareholder meeting, and as of the date of any HELP shareholder meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     6.   Closing.  The Closing of the transactions contemplated herein shall
          -------
take place on such date (the "Closing") upon the effectiveness of the Registration Statement and as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to be on or about February 28, 2002, or such later date as mutually agreed to by all parties hereto. The "Effective Date" of the Merger shall be that date on which executed copies of the attached Plan and Articles of Merger is filed with the Secretary of States of Nevada and Connecticut.

     7.   Conditions Precedent to the Obligations of PainCare.  All obligations
          ---------------------------------------------------
of PainCare under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Effective Date, as indicated below, of each of the following conditions:

          (a) The representations and warranties by or on behalf of HELP and HELP Sub contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Effective Date as though such representations and warranties were made at and as of such time.

          (b) HELP and HELP Sub shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

          (c) On or before the Closing, the shareholders of HELP, if required by law, the directors of HELP and HELP Sub, and HELP as sole shareholder of HELP Sub shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

          (d) On or before the Closing Date, HELP and HELP Sub shall have delivered certified copies of resolutions of the sole shareholder and director of HELP Sub and of the directors and shareholders, if required, of HELP approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable HELP and HELP Sub to comply with the terms of this Agreement including the election of pincer's PainCare's nominees to the Board of Directors of HELP, the adoption of an Employee Stock Option Plan in the form provided by PainCare and all matters outlined herein.

          (e) The Merger shall be permitted by applicable state law and HELP shall have sufficient shares of its capital stock authorized to complete the Merger.

          (f) At Closing, all officers and directors of HELP shall have resigned in writing from their positions as officers and directors and the following PainCare nominees shall been elected and shall serve as the officers and directors of HELP until their resignation, retirement or dismissal:

          Randy Lubinsky - Chairman of the Board and CEO
          Jay Rosen, M.D - Board Member and President
          Mark Szporka - Board Member and Secretary, Treasurer and CFO Peter Rothbart, M.D. - Board Member only
                                              ----

          (g) At the Closing, all instruments and documents delivered to PainCare Shareholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for PainCare.

          (h) At the Closing, upon consummation of the Merger, HELP shall have the same authorized and issued capital as set forth in Section 2(c)(5) hereof.

          (i) The shares of restricted HELP capital stock to be issued to PainCare Shareholders at Closing will be validly issued, nonassessable and fully-paid under Connecticut corporation law and will be issued in a nonpublic offering in compliance with all federal, state and applicable securities laws.

          (j)  Intentionally omitted.

          (k) PainCare shall have received all necessary and required approvals and consents from required parties and its shareholders.

          (l) HELP shall have demonstrated to the satisfaction of PainCare that it has satisfied all requirements of the SEC with respect to the transactions contemplated by this Agreement and that the Registration Statement is effective.

          (m) At the Closing, HELP and HELP Sub shall have delivered to PainCare an opinion of its counsel dated as of the Closing to the effect that:

               (n) HELP and HELP Sub, each is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation;

               (ii) This Agreement has been duly authorized, executed and delivered by HELP and HELP Sub and is a valid and binding obligation of HELP and HELP Sub enforceable in accordance with its terms;

               (iii) HELP and HELP Sub each through its Board of Directors and stockholders have taken all corporate action necessary for performance under this Agreement;

               (iv) The documents executed and delivered to PainCare and PainCare Shareholders hereunder are valid and binding in accordance with their terms and vest in PainCare Shareholders, as the case may be, all right, title and interest in and to the shares of HELP's Common Stock to be issued pursuant to Section 2 hereof, and the shares of HELP capital stock when issued will be duly and validly issued, fully-paid and nonassessable; and

               (v) HELP and HELP Sub each has the corporate power to execute, deliver and perform under this Agreement.

               (vi) Legal counsel for HELP and HELP Sub is not aware of any liabilities, claims or lawsuits involving HELP or HELP Sub.

  8. Conditions Precedent to the Obligations of HELP and HELP Sub.  All
     ------------------------------------------------------------
obligations of HELP and HELP Sub under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          (a) The representations and warranties by PainCare contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

          (b) PainCare shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

          (c) On or before the Closing, the shareholders of PainCare and the directors of

PainCare shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

          (d) On or before the Closing Date, PainCare shall have delivered certified copies of resolutions of its shareholders and directors approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable PainCare to comply with the terms of this Agreement.

          (e)  The Merger shall be permitted by applicable state law.

          (f) At the Closing, all instruments and documents delivered to HELP pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for HELP.

          (g) PainCare shall deliver an opinion of its legal counsel to the effect that:

                  (i) PainCare and its subsidiaries are, each a corporation duly organized, validly Existing and in good standing under the laws of the jurisdiction of incorporation;

                  (ii) This Agreement has been duly authorized, executed and delivered by PainCare and is a valid and binding obligation of PainCare enforceable in accordance with its terms;

                  (iii) PainCare through its Board of Directors and stockholders have taken all corporate action necessary for performance under this Agreement;

                  (iv) The documents executed and delivered to HELP hereunder are valid and binding in accordance with their terms; and

                  (v) PainCare has the corporate power to execute, deliver and perform under this Agreement.

                  (vi) Legal counsel for PainCare is not aware of any liabilities, claims or lawsuits involving PainCare.

     9.   Indemnification.
          ---------------

          (a) General Indemnification. For a period of one year from the Closing, HELP and HELP Sub agree to jointly and severally indemnify and hold harmless PainCare, its officers, directors and employees, and PainCare agrees to indemnify and hold harmless HELP and HELP Sub, against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, from any material misrepresentation in or omission from any certificate or document furnished or to be furnished hereunder or with respect to matters arising from or out of events or occurrences prior to the Closing.

          (b) PainCare Indemnification. Notwithstanding anything herein to the contrary, for a period of three years from the Closing, PainCare agrees to indemnify and hold harmless HELP, the HELP Subsidiary, and each person, if any, who controls HELP or the HELP Subsidiary within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) with respect to PainCare only which arise out of or are based upon any untrue
                    ----
statement of a material fact contained in the S-4 Registration Statement described herein or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, damage, liability or action, to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made in reliance upon and in conformity with written information furnished to HELP by or on behalf of PainCare or any of the PainCare Shareholders for use in connection with the preparation thereof.

          (c) HELP Indemnification. Notwithstanding anything herein to the contrary, for a period of three years from the Closing, HELP agrees to indemnify and hold harmless PainCare, the PainCare subsidiaries, and each person, if any, who controls PainCare or the PainCare subsidiaries within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) with respect to HELP only which arise out of or are based upon any untrue statement
                ----
of a material fact contained in the S-4 Registration Statement described herein or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, damage, liability or action, to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made in reliance upon and in conformity with written information furnished to PainCare by or on behalf of HELP or any of the HELP shareholders for use in connection with the preparation thereof.

          (d) The parties agree the aggregate of all Claims for which indemnity would accrue to any one party pursuant to this Section shall be limited to $1,000,000 with the requirement that no such indemnity will accrue until and unless such Claim(s) for indemnity, individually or in the aggregate, is equal to or greater than $50,000. Further, the party entitled to indemnification shall have a duty to mitigate its damages. Indemnitors shall not be liable for any liabilities resulting from Claims that are covered by any insurance policy or other indemnity or contribution agreement unless, and only to the extent that, the full limit of such insurance policy, indemnity or contribution agreement has been exceeded.

          (e) Indemnification pursuant to this Section will be the exclusive remedy of the parties with respect to any other party's alleged violation or breach of, or default under, this Agreement (notwithstanding whether a claim or third party claim with respect thereto is based on or could be asserted under another theory of liability, including, without limitation, contract, tort, strict liability, statutory liability or any other theory of liability), except on account of the fraud (whether as defined by applicable statute or the common law) of any other party to this Agreement. For these purposes, if any party seeks to establish the fraud of any other party to this Agreement, all of such other party's representations and warranties contained in this Agreement will be deemed to have been made to the knowledge of such other party.

     10.  Nature and Survival of Representations.  All representations,
          --------------------------------------
warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year (saving those representations, warranties and covenants made by any party in this Agreement for which indemnity shall be available pursuant to Sections 9(b) or 9(c) which shall survive three (3) years) from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     11.  Documents at Closing.  At the Closing, the following documents shall
          --------------------
be delivered:

          (a) PainCare will deliver, or will cause to be delivered, to HELP the following:

                  (i) a certificate executed by the CEO and Secretary of PainCare to the effect that all representations and warranties made by PainCare under this Agreement are true and correct as of the Closing, the same as though originally given to HELP or HELP Sub on said date;

                  (ii) a certificate from the state of PainCare's incorporation dated not more than 10 days prior to the Closing to the effect that PainCare is in good standing under the laws of said state;

                  (iii) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

                  (v) executed copies of the Plan and Articles of Merger for filing; and certified copies of resolutions adopted by the shareholders and directors of PainCare authorizing the Merger; and

                  (vi) all other items, the delivery of which is a condition precedent to the obligations of HELP and HELP Sub, as set forth herein.

          (b)  HELP and HELP Sub will deliver or cause to be delivered to
          PainCare:

                  (i) stock certificates representing those securities of HELP to be issued as a part of the Merger as described in Section 2 hereof;

                  (ii) a certificate of the President and Secretary of HELP and HELP Sub, respectively, to the effect that all representations and warranties of HELP and HELP Sub made under this Agreement are true and correct as of the Closing, the same as though originally given to PainCare on said date;

                  (iii) certified copies of resolutions adopted by HELP's and HELP Sub's Board of Directors and HELP's shareholders, if required, and HELP Sub's sole stockholder authorizing the Merger and all related matters;

                  (iv) certificates from the jurisdiction of incorporation of HELP and HELP Sub dated not more than 10 days prior to the Closing Date that each of said corporations is in good standing under the laws of said state;

                  (v) opinion of HELP's counsel as described in Section 7(n) above;

                  (vi)    the HELP Cash;

                  (vii) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

                  (viii) resignations of the officers and directors of HELP and HELP Sub; and

                  (ix) all other items, the delivery of which is a condition precedent to the obligations of PainCare, as set forth in Section 7 hereof, including the net proceeds of the HELP Financing.

     12.  Finder's Fees. HELP and HELP Sub, jointly and severally, represent
          -------------
and warrant to PainCare, and PainCare represents and warrants to each of HELP and HELP Sub, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" of "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby which would require the other party to incur and pay any commissions or finders' fees. In this regard, HELP shall be responsible for the payment of all commissions or finders' fees due and owing to parties for which it is has contacted for or is otherwise responsible and PainCare shall be responsible for the payment of all commissions or finders' fees due and owing to parties for which it has contracted for or is otherwise responsible. HELP and HELP Sub, jointly and severally, on the one hand, and PainCare on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability.

     13.  Miscellaneous.
          -------------

          (a)  Further Assurances.  At any time, and from time to time, after
               ------------------
the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

          (b)  Waiver.  Any failure on the part of any party hereto to comply
               ------
with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          (c)  Termination.  All obligations hereunder may be terminated at the
               -----------
discretion of either party's Board of Directors if (i) the closing conditions specified in Sections 7 and 8 are not met by February 28, 2002, unless unanimously extended, or (ii) any of the representations and warranties made herein have been materially breached.

          (d)  Amendment.  This Agreement may be amended only in writing as
               ---------
agreed to by all parties hereto.

          (e)  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of the noticed party.

          (f)  Headings.  The section and subsection headings in this Agreement
               --------
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g)  Counterparts.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (h)  Binding Effect.  This Agreement shall be binding upon the parties
               --------------
hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

          (i)  Entire Agreement.  This Agreement and the attached Exhibits
               ----------------
including the Plan and Articles of Merger attached hereto as Exhibit "A" is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

          (j)  Time.  Time is of the essence.
               ----

          (k)  Severability.  If any part of this Agreement is deemed to be
               ------------
unenforceable the balance of the Agreement shall remain in full force and effect.

          (l)  Responsibility and Costs.  Whether the Merger is consummated or
               ------------------------
not, all fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party shall be responsible for all reasonable costs of all parties hereto. The parties have agreed to an allocation of responsibility by their respective counsel with respect to certain legal matters to be completed prior to the Effective Date, which allocation is set forth in the HELP Disclosure Schedule. HELP's obligation to deliver the HELP Cash at the Closing is subject to HELP incurring legal costs and expenses with respect to the transaction described in this Agreement in accordance with that allocation. If HELP or its legal counsel determines at anytime during the process of completing the transactions contemplated by this Agreement that HELP'S legal counsel is having to bear more than its allotted duties it shall immediately advise PainCare and its counsel specifying in writing the tasks and the extent of the duties it is being required to undertake for which it was not otherwise responsible. Upon such determination and notice all such work with respect to the subject transactions will be stopped until such time as the parties can resolve the issues. If such issues can not be resolved to the satisfaction of both parties, either party may terminate this Agreement and the parties' duties and responsibilities as provided herein shall notwithstanding anything herein to the contrary immediately terminate. Failure of HELP or its counsel to immediately provide such notice to PainCare will result in a waiver of any rights HELP may otherwise have with respect to the delivery of the HELP Cash and the indemnity provisions of this Agreement but only to the extent that such failure to give notice results in a shortfall of such HELP Cash of more than $5,000.00.

          (m)  Applicable Law.  This Agreement shall be construed and governed
               --------------
by the laws of the State of Connecticut.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

HELPMATE ROBOTICS SUBSIDIARY, INC.            HELPMATE ROBOTICS, INC.


By: /s/ Joseph F. Engelberger, President      By: /s/ Joseph F. Engelberger, CEO
   -------------------------------------         -------------------------------

PAINCARE, INC.


By: /s/ Randy Lubinsky, CEO
   ------------------------------

                                  EXHIBIT "A"

                    To Agreement and Plan of Reorganization

                          Plan and Articles of Merger
                          ---------------------------

                                  EXHIBIT "B"

                    To Agreement and Plan of Reorganization

                     List of PainCare Common Stockholders
                     ------------------------------------